CUSIP No. 441593100	SCHEDULE 13D	Page 8 of 9

ANNEX A

DIRECTORS AND EXECUTIVE OFFICERS OF ORIX CORPORATION
Set forth below are the name, present principal occupation or employment and citizenship of each director and executive officer of ORIX. The business address of each of ORIX’s directors and executive officers is ORIX Corporation, World Trade Center Bldg., 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo, Japan 105-6135. Unless otherwise indicated, each of the directors and executive officers of ORIX is a citizen of Japan.
DIRECTORS
Name	Current Positions and Principal Outside Positions
Makoto Inoue	Director; Representative Executive Officer; President and Chief Executive Officer; Responsible for Group IoT Business Department and Business Development Department I and II
Kazuo Kojima	Director; Representative Executive Officer; Deputy President and Chief Financial Officer; Responsible for Corporate Planning Department
Tamio Umaki
Director; Representative Executive Officer; Deputy President; Responsible for Corporate Communications Department; Responsible for Legal and External Relations Department, Group Compliance Department, Public Sector Project Management Department, and Group Internal Audit Department

Katsunobu Kamei	Director; Group Executive Vice President; President, ORIX Auto Corporation
Yuichi Nishigori	Director; Corporate Executive Vice President; Head of Energy and Eco Services Business Headquarters; Outside Director, Ubiteq, INC.
Kiyoshi Fushitani	Director; Corporate Executive Vice President; Head of Global Business Headquarters, East Asia Business Headquarters and Global Transportation Services Headquarters
Hideaki Takahashi	Non-Executive Director
Eiko Tsujiyama
Outside Director; Professor, Faculty of Commerce at Waseda University; Corporate Auditor, Lawson, Inc.; Audit & Supervisory Board Member, NTT DOCOMO, Inc.; Audit & Supervisory Board Member, Shiseido Company, Limited

Robert Feldman (U.S. citizen)	Outside Director; Senior Advisor, Morgan Stanley MUFG Securities Co., Ltd.
Takeshi Niinami	Outside Director; President and Chief Executive Officer, Member of the Board, Representative Director, Suntory Holdings Limited
Nobuaki Usui	Outside Director; Corporate Auditor, KONAMI CORPORATION; Corporate Auditor, MIROKU JYOHO SERVICE CO., LTD.
Ryuji Yasuda	Outside Director; Outside Director, Yakult Honsha Co., Ltd.; Outside Director, Benesse Holdings, Inc.
Heizo Takenaka
Outside Director; Professor, Faculty of Regional Development Studies at Toyo University; Chairman and Director, PASONA Group Inc.; Director, Academyhills; Director, Center for Global Innovation Studies at Toyo University; Outside Director, SBI Holdings, Inc.

Note: All ORIX directors are engaged full-time by ORIX companies except Hideaki Takahashi, Eiko Tsujiyama, Robert Feldman, Takeshi Niinami, Nobuaki Usui, Ryuji Yasuda and Heizo Takenaka.

CUSIP No. 441593100	SCHEDULE 13D	Page 9 of 9

EXECUTIVE OFFICERS

Name	Title
Shintaro Agata	Corporate Executive Vice President
Takao Kato	Corporate Senior Vice President
Kazutaka Shimoura	Corporate Senior Vice President
Hideto Nishitani	Corporate Senior Vice President
Satoru Katahira	Corporate Senior Vice President
Shuji Irie	Corporate Senior Vice President
Satoru Matsuzaki	Executive Officer
Hiroshi Nishio	Executive Officer
Masaaki Kawano	Executive Officer
Shinichi Obara	Executive Officer
Shuichi Murakami	Executive Officer
Harukazu Yamaguchi	Executive Officer
Hitomaro Yano	Executive Officer
Toshinari Fukaya	Executive Officer
Yasuaki Mikami	Executive Officer
Kazunori Kataoka	Group Senior Vice President
Hiroko Yamashina	Group Executive
Toyonari Takahashi	Group Executive

Note: Name on the family register of Hiroko Yamashina is Hiroko Arai. Table excludes executive officers who are also directors as listed above.